Exhibit 10.49
THIS DEED OF PARTIAL RELEASE AND AMENDMENT (this “Deed”) is made on 10 March 2010
BY:
(1)	TPG STAR ENERGY LTD. a company incorporated with limited liability in the Cayman Islands, and/or one or more of its Affiliates (the “Secured Party”)

in favour of

(2)	FAR EAST ENERGY LIMITED, a company incorporated under the laws of Hong Kong with registration number 847345 (the “Chargor”).
WHEREAS
(A)	The Secured Party, the Chargor, MIE Holdings Corporation (the “Company”) and others have entered into the Series A Preferred Shares Subscription and Put Option Agreement dated June 19, 2009, as amended (the “TPG SPA”), and in accordance with the terms of the TPG SPA, the Chargor has pledged 2,064,777 Ordinary Shares to the Secured Party pursuant to a Share Charge dated 9th of July 2009 by and between Chargor and the Secured Party (the “TPG Pledge”).

(B)	Chargor has entered into the Series B Shares Purchase Agreement dated as of 5 February 2010, by and among inter alia the Harmony Energy Limited (the “Harmony”), the Company and Chargor (the “Harmony SPA”), under which Chargor intends to sell 3,642,512 Series B Preferred Shares to Harmony on the terms and subject to the conditions contained thereof;

(C)	In order to complete the transactions contemplated under the Harmony SPA at Completion (as defined under the Harmony SPA), Chargor has requested the Secured Party to consent to the proposed release of 444,738 Ordinary Shares (the “Released Shares for Completion”) currently charged to the Secured Party pursuant to the TPG Pledge, which will be redeemed and exchanged for 889,476 Series B Preferred Shares and transferred to Harmony.

(D)	The Secured Party has agreed to release the Released Shares for Completion from the security created by or pursuant to the TPG Pledge, subject to the terms and conditions of this Deed.

(E)	This deed is supplemental to the TPG Pledge.
IT IS AGREED as follows:
1.	DEFINITIONS

1.1	Defined expressions

Words and expression defined in the TPG Pledge and TPG SPA shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Deed.

1.2	Definitions

In this Deed (including its Recitals), unless the context otherwise requires:

“Company” has the meaning given such term in the Recital (A);

“Effective Date” has the meaning given such term in clause 4.1; “Harmony SPA” has the meaning given such term in the Recital (B);

“Remaining Shares” means 1,620,039 ordinary shares in the Company registered in the name of the Chargor and charged to the Secured Party under the TPG Pledge;

“Released Shares for Completion” has the meaning given such term in Recital (C);

“TPG SPA” has the meaning given such term in Recital (A); and

“TPG Pledge” has the meaning given such term in Recital (A).

1.3	Headings

Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.
1.4	Construction of certain terms
In this Deed, unless the context otherwise requires:
1.4.1	references to clauses are to be construed as references to clauses of this Deed;

1.4.2	references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is by the terms of this Deed or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Secured Party. Without limiting the foregoing, references to this “Deed” and cognate expressions include this Deed as amended from time to time;

1.4.3	words importing the plural shall include the singular and vice versa; and

1.4.4	references to any person includes such person’s assignees, transferees and successors in title.
2.	PARTIAL RELEASE

2.1	Subject to the terms and conditions of this Deed, the Secured Party without recourse, representation or warranty of title, hereby (a) consents to and releases in full the Released Shares for Completion only from the fixed charge constituted by the TPG Pledge; and (b) shall forthwith upon execution and delivery of this Deed, deliver the Company original share certificate No. 006 evidencing the 2,064,777 Ordinary Shares pledged pursuant to the TPG Pledge (the “Old Share Certificate”) for cancellation in exchange for the issuance and delivery of a new share certificate representing the Remaining Shares (the “New Share Certificate”).

2.2	The Released Shares for Completion shall be held freed and discharged from the security created by, and all claims arising under, the TPG Pledge.

2.3	The Secured Party agrees that it will (at the cost and expense of the Chargor) do all things and execute all documents as may reasonably be necessary to give effect to this partial release and consent.

2.4	This partial release and consent shall not discharge the security created pursuant to the TPG Pledge in respect of the Remaining Shares and the remaining Charged Portfolio and this partial release and consent only extends to the Released Shares for Completion.

2.5	This partial release and consent shall not discharge the Chargor from any Secured Obligations under the TPG Pledge to the Secured Party at the date of this Deed or from any other security.

2.6	The Chargor hereby undertakes to procure the Company to issue and deliver to the Secured Party the New Share Certificate upon receipt by it of the Old Share Certificate.

3.	AMENDMENTS TO THE TPG PLEDGE

Subject to the terms and conditions of this Deed, the Secured Party agrees, with effect from the Effective Date, to the amendments to the TPG Pledge on the terms set out below.

3.1	Amendments to Definitions
3.1.1	in clause 1.1 of the TPG Pledge, the number “2,064,777” be deleted from the definition “Shares” and replaced with the number “1,620,039”

3.1.2	in clause 3.4.1 of the TPG Pledge, the number “2,064,777” be deleted and replaced with the number “1,620,039”.

3.1.3	The table of Schedule 6 of the TPG Pledge shall be deleted in its entirety and replaced by the following:

Name of Shareholder	Certificate Number	Number of Shares	Par Share value of each
Far East Energy Limited	012	1,620,039 Ordinary Shares	US$0.01
The TPG Pledge shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the above provisions, and the TPG Pledge (as so amended) shall continue in full force and effect.

4.	CONDITIONS

4.1	The agreement of the Secured Party referred to in clause 2 and the amendments to the TPG Pledge referred to herein shall be with effect on and from the date (the “Effective

Date”) on which the Secured Party notifies the Chargor that it has received the following documents in form and substance satisfactory to them:
4.1.1	all certificates and other documents of title to the Remaining Shares; share transfer forms substantially in the form set out in Schedule 1 (Form of Share Transfer) to the TPG Pledge (executed in blank by or on behalf of the Chargor) in respect of the Remaining Shares which by the shareholders letter of authority dated July 9, 2009 delivered previously pursuant to the TPG Pledge, the Secured Party will be entitled to date following the occurrence of an Event of Default;

4.1.2	a certified copy of the Register of Members of the Company evidencing the title ownership of the Remaining Shares in the name of the Chargor.
4.2	The Chargor hereby irrevocably and unconditionally undertakes that it shall, within 3 Business Days of the Effective Date, procure that the following notation be entered on such Register of Members and provide a certified copy of the Register of Members of the Company evidencing such notation:

“The 1,620,039 ordinary shares of US$0.01 par value issued as fully paid up are charged in favour of TPG Star Energy Ltd. (including its successors, assigns and transferees) pursuant to a share charge dated July 9, 2009 as amended from time to time.”

5.	COUNTERPARTS

5.1	This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute but one and the same instrument.

5.2	Any counterpart may take the form of a faxed copy of this Deed and the party delivering the faxed counterpart shall within 7 days of exchange by fax, deliver the original of that counterpart to the other party by express courier.

6.	CONTINUATION OF TPG PLEDGE

Save as supplemented and amended by this Deed, the provisions of the TPG Pledge shall continue in full force and effect and on and with effect from the Effective Date, the TPG Pledge shall be amended so that all references therein are construed as references to the TPG Pledge as supplemented and amended by this Deed.

Furthermore, and without prejudice to the generality of the foregoing, nothing in this Deed shall in any way be construed as a waiver of any of the rights of the Secured Party under the TPG Pledge, all of which are hereby reserved.

7.	APPLICABLE LAW

This Deed is governed by and shall be construed in accordance with Cayman Islands law.
THIS DEED has been signed on behalf of the Secured Party and executed as a deed by the Chargor and is hereby delivered on the date specified above.

The Chargor

The COMMON SEAL of	)	[Common Seal of Far East Energy Limited affixed]
FAR EAST ENERGY LIMITED	)
was hereunto affixed	)
In the presence of	)

/s/ Zhang Rui Lin
Director
Address:
Fax No:
E-mail: Attention:

Witnessed by:	/s/ Kelly Lian
Witness name:	Kelly Lian
Address:	Suite 406, Block C, Grand Place, Beijing, P.R.C,
Fax No.:	o/o -5123 8866

2

The Secured Party

SIGNED, SEALED and DELIVERED as a DEED	)	/s/
by	)
for and on behalf of TPG STAR ENERGY LTD.	)
in the presence of:	)

/s/
Address:	301 Commerce Street, Suite 3300, Fort Worth, Texas 76102
Fax no:	(817) 871-4001
E-mail:
Attention:	Mr. Clive D. Bode